UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2021

Phillips Edison & Company, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive Cincinnati, Ohio	45249
(Address of principal executive offices)	(Zip Code)

(513) 554-1110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On January 7, 2021, Phillips Edison & Company, Inc. (“PECO” or the “Company”), an internally-managed real estate investment trust and one of the nation’s largest owners and operators of grocery-anchored shopping centers, announced the final results of its offer (the “Tender Offer”) to purchase up to 17,400,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at $5.75 per share. The Tender Offer expired at 5:00 p.m. Eastern Time on Tuesday, December 29, 2020.

Based on the final count by the paying agent and depositary for the Tender Offer, a total of 13,502,940 shares were tendered pursuant to the Tender Offer, and accordingly, PECO has purchased 100% of the tendered shares for an aggregate cost of $77,641,905.

The number of shares accepted for purchase represent approximately 4.1% of PECO’s fully diluted share count. Following the settlement of the Tender Offer, PECO will have approximately 319.9 million shares of Common Stock and OP Units outstanding.

The press release announcing the final results of the Tender Offer is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item  9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated January 7, 2021.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON & COMPANY, INC.
Dated: January 7, 2021	By:	/s/ John P. Caulfield
John P. Caulfield
Chief Financial Officer, Senior Vice President and Treasurer

Amendment Flag ☐
CIK    0001476204